Exhibit 5.2

Brian Leaf

+1 703 456 8053

bleaf@cooley.com

March 23, 2022

Super Group (SGHC) Limited

Kingsway House, Havilland Street

St. Peter Port, Guernsey

GYI 2QE

Ladies and Gentlemen:

We have acted as special United States counsel to Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus included in the Registration Statement (the “Prospectus”), relating to warrants to purchase 11,000,000 ordinary shares of the Company (the “Warrants”), originally issued by Sports Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), pursuant to the Warrant Agreement (the “Warrant Agreement”), dated as of October 6, 2020, between SEAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as modified by the Warrant Assumption Agreement, dated as of January 27, 2022 (the “Warrant Assumption Agreement”), between the Company, SEAC and the Warrant Agent, pursuant to which the Company assumed all rights and obligations of SEAC under the Warrant Agreement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Specimen Warrant Certificate filed as Exhibit 4.1 to the Registration Statement, the Warrant Agreement filed as Exhibit 4.2 to the Registration Statement, the Warrant Assumption Agreement filed as Exhibit 4.3 to the Registration Statement and originals or copies certified to our satisfaction of such opinions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Our opinion is expressed only with respect to the laws of the State of New York. We express no opinion as to whether the laws of any other particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We note that the Company is incorporated under the laws of the Island of Guernsey. We have assumed all matters determinable under the laws of the Island of Guernsey or any other laws not covered by this opinion, including without limitation that (i) the Company is duly organized, validly existing and in good standing, (ii) the Company has requisite legal status and legal capacity under the laws of the Island of Guernsey to assume and be bound by the Warrants, (iii) the Company has complied and will comply with all aspects of the laws of the Island of Guernsey in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Assumption Agreement and the Warrants, (iv) the Company has the requisite corporate power to execute, deliver and perform all its obligations under the Warrant Assumption Agreement and the Warrants, (v) the Company has duly authorized, executed and delivered the Warrant Assumption Agreement and the Warrants and has duly authorized the ordinary shares issuable upon exercise of the Warrants, (vi) neither the execution and delivery by the Company of the Warrant Assumption Agreement nor the performance by the Company of its obligations thereunder, including the assumption of the Warrants or the performance of its obligations thereunder: (a) conflicts or will conflict with the Amended and Restated Memorandum of Incorporation of the Company, (b) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (c) violates or will violate or constitute a violation of, or a default under, any order or decree of any governmental authority to which the Company or its property is subject or (d) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (d) with respect to the laws of the State of New York), and (vii) neither the execution and delivery by the Company of the Warrant Assumption Agreement or the Warrants nor the performance by the Company of its obligations thereunder, including the assumption of the Warrants, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction. We have also assumed that the laws of the Island of Guernsey would not impose any requirements or have any consequences relevant to our understanding of the matters addressed in this opinion that would impact our conclusions with respect thereto.

Our opinion is subject to the following additional qualifications and limitations:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv) We express no opinion as to the applicability of, compliance with, or effect of any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in request of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law.

(v) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Warrants constitute valid and binding obligations of the Company.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

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Very truly yours,

COOLEY LLP

/s/ Brian Leaf